Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 28, 2025, relating to the financial statements of Reed’s Inc. appearing in the Annual Report on Form 10-K of Reed’s Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

September 19, 2025